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                                                                   EXHIBIT 10.25

                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is effective as of the 1st day of November, 1998 by and between PRIORITY INTERNATIONAL COMMUNICATIONS, INC. ("PIC"), PIC RESOURCES CORPORATION ("PICR"), both Texas corporations having their offices and place of business at 5806 Mesa Drive, Suite 260, Austin, Texas 78731 (hereinafter PIC and PICR are collectively referred to as the "Company"), MURDOCK COMMUNICATIONS CORPORATION, an affiliate of the Company which guarantees the obligation of the Company hereunder (hereinafter called "Murdock") and BONNER B. HARDEGREE, an individual currently residing at 3000 County Road 425, Thorndale, Texas (hereinafter referred to as "Employee").

                                   WITNESSETH

         WHEREAS, The Company is currently engaged in the telecommunications business;

         WHEREAS, Employee currently is employed by the Company;

         WHEREAS, the Company and Employee desire to renegotiate the terms of employment whereby the Employee is employed by the Company; and

         WHEREAS, Employee desires to be so employed by the Company;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the Company and Employee hereby agree as follows:

         1. EMPLOYMENT TERM, The Company agrees to employ Employee, and Employee agrees to be so employed under the terms and conditions of this Agreement. Employment shall be for a term of three (3) years effective as of November 1, 1998 and terminating thirty-six (36) months thereafter. This Agreement shall thereafter be automatically renewed for successive additional terms of one (1) year each unless either party gives the other at least one (1) year prior written notice of its intent not to renew the Agreement.

         2. TIME AND EFFORTS. Employee shall conscientiously devote substantially all of his business time and attention in discharging his duties to the Company as defined herein. Employee may serve on the board of directors of other entities and engage in such civic activities and passive investment activities as long as such activities do not materially interfere with Employee's duties hereunder. Provided, however, that he shall not serve as a director of a company which competes with the Company or Murdock.

         3. DUTIES. Employee shall be employed as the Vice President and Chief Financial Officer of each of PIC and PICR and as such shall report to the President and the Board of Directors of each such Company. Employee's duties shall be: (a) those generally performed by similarly situated officers with Employee's title, (b) those generally performed by a chief operating officer of a similarly situated company, and (c) those generally performed by a senior


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vice president of development for a similarly situated company, as the same may be assigned by the President or the Board of Directors of PIC and PICR. In the performance of his duties, Employee shall make his principal office in the Austin, Texas area.

         4. COMPENSATION. As compensation for his services hereunder, the Company shall pay to Employee a base salary at the rate of $144,000.00 per annum, which salary shall be paid to Employee in accordance with the general practice of the Company. Salary payments shall be subject to withholding and other applicable taxes. In addition to the foregoing, Employee shall be entitled to receive an annual salary bonus at the good faith discretion of the Board of Directors and the Company agrees to conduct an annual review of the Employee with respect to compensation, bonuses and benefits by comparison to other executive employees of Murdock and its affiliated companies.

         5. EXPENSES. Employee may incur reasonable expenses for promoting the Company's business, including expenses for entertainment, travel and similar items in accordance with Company policy, procedures and directives. The Company will reimburse Employee for all such expense upon Employee's prompt presentation (not less frequently than monthly) of an itemized account of such expenditures.

         6. BENEFITS. The Company shall at its expense provide the following benefits to Employee:

              (a) Key Man Insurance. The Company may apply for and procure as owner and for its own benefit insurance on Employee's life, in any amount and form or forms that the Company may choose. Employee shall have no interest in any such policy or policies. Employee shall, however, at the Company's request, submit to all medical examinations, shall all information and execute all documents that are required by the insurance company or companies to whom the Company has applied.

              (b) Medical and Dental Benefits. The Company agrees to provide to Employee and his family hospital, surgical and medical and dental benefits commensurate with the Company's flexible benefits plan for all executives.

              (c) Vacation and Other Benefits. Employee shall be entitled to three (3) weeks of vacation time each year.

              (d) Disability Insurance. If the Employee can qualify for disability insurance, the Company shall at its expense maintain disability insurance equal to 50 percent of Employee's base salary.

              (e) Automobile Allowance. Employee shall be paid an automobile expense allowance of $500.00 per month.

              (f) Other Benefits. Employee shall also receive such other benefits as other executive level employees of Murdock or its affiliates commonly receive.




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         7.   CONFIDENTIALITY.

              (a) Employee acknowledges and agrees during his employment with the Company and at any time subsequent thereto that all Confidential Materials and Information are and shall remain the sole and exclusive property of the Company, and Employee acknowledges that he has no rights thereto or interest therein. For purposes of this Agreement the term "Confidential Materials and Information" shall mean (I) all confidential or secret processes, plans, formulae, data (including cost and performance data), inventions, machinery, drawings, papers, writings, specifications, manufacturing procedures and techniques, methods, technology, know-how, programs, devices and materials relating to the business, products (either existing or under development), services or activities of the Company or its affiliates, regardless of whether or not any or all of the foregoing are or may be patented or copyrighted, (ii) any other information or aspect of or related to the Company's or its affiliates' trade, business, products or activities which are designated or treated by the Company or its affiliates as confidential, secret or of a proprietary nature, or (iii) any customer or supplier usages and requirements and any of the Company's or its affiliates' lists of clients, customers, suppliers and business contacts.

              (b) Except as required by law or in the course of Employees' employment with the Company, Employee agrees that he shall not, during his employment with the Company or at any time subsequent thereto, directly or indirectly, copy or reproduce, cause to be copied or reproduced, divulge, use, furnish, disclose or otherwise make known or accessible to anyone other than the Company's officers, directors, employees, affiliates, associates, agents and representatives who have a need to know in order to fulfill their respective responsibilities on behalf of the Company, any of the Confidential Materials and Information or any knowledge or information with respect to the Confidential Materials and information.


         8.   NON-COMPETITION AND NON-INTERVENTION

              (a) Employee agrees that while Employee is employed by the Company, Employee shall not, directly or indirectly, as an individual proprietor, partner, stockholder, agent, consultant, advisor, director, officer, joint venturer or investor, or in any other capacity whatsoever, engage in or in any manner be employed by or associated with any person company, association, partnership, trust, corporation business or other entity engaged in any business or enterprise (whether or not for profit) which competes with the business of the Company or its affiliates.

              (b) Employee further agrees that while he is employed by the Company and for six (6) months thereafter if Employee terminates his employment without "Good Reason" (as herein defined) or if Employer terminates his employment for other than "For Cause" (as herein defined), Employee shall not, directly or indirectly, whether alone or by



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         any act in concert with others, employ, attempt to employ, recruit or otherwise solicit or induce or influence to leave his employment any employee of the company or its affiliates for any purpose which, directly or indirectly, would serve to compete with the Company or its affiliates; furthermore, Employee will not induce any client, customer, supplier, vendor or agent of the Company or its affiliates to leave or cease doing business with the company or its affiliates or otherwise interfere with or hinder the operations of the Company or its affiliates while he is employed by the Company.

         9.   TERMINATION.

              (a) Termination Prior to Expiration of Employment Term. Employment pursuant to this Agreement may be terminated by the
         Company, and Employee discharged, prior to the expiration of his term set forth herein only by a majority vote of the Board of Directors of the Company. Employee may terminate this Agreement at any time upon sixty (60) days written notice.

              (b) Termination by the Company For Cause. The Company may at its option terminate Employee's employment for cause ("For Cause") pursuant to this Agreement by giving written notice of termination to Employee without prejudice to any other remedy to which the Company may be entitled either at law, in equity or under this Agreement. Termination shall be For Cause if Employee: (i) willfully breaches or habitually neglects the duties that Employee is required to perform under the terms of this Agreement; (ii) willfully violates reasonable and substantial rules governing employee performance; (iii) fails to comply with lawful directives of the Board of Directors or any superior of the Company which directives are consistent with the material provisions of this Agreement; (iv) fails to use his best efforts to preserve and enhance the Company's business; (v) commits clearly dishonest acts toward the Company; (vi) is convicted of a felony with all appeals periods with respect to such conviction having expired or with any final appeals having been pursued unsuccessfully to conclusion; or
         (vii) engages in any pattern of prolonged absence from work without satisfactory explanation or reason therefor.

              (c) Termination on Other Extraordinary Grounds. This Agreement shall terminate immediately on the occurrence of any one of the following events: (i) the occurrence of circumstances that make it impossible or impracticable for the business of the Company to be continued; (ii) the death of Employee; (iii) the loss by Employee of legal capacity; or (iv) the continued incapacity on the part of Employee to substantially perform his duties for a continuous period of 180 days, unless waived by the Company.

              (d) Effect of Termination. In the event of the termination of employment pursuant to this Agreement prior to the completion of the term of employment specified herein, for any reason, Employee shall be entitled to the compensation and benefits earned prior to the date of termination as provided for in this Agreement, computed pro rata up to and including the date of termination. Except as otherwise stated herein, Employee shall be entitled to no further compensation and will be relieved of all duties


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         and obligations under this Agreement at the date of termination except as provided in Paragraphs 7 and 8 above.

              (e) Termination by Employee for Good Reason. Employee shall have the right to terminate the Agreement for "Good Reason" which shall include: (i) the Company's failure in any material respect to perform any provision of the Agreement, which failure is not cured within thirty (30) days of written notice specifying the failure; (ii) any material reduction in the duties and responsibilities of Employee under the Agreement; provided, however, that any two (2) of the three (3) duties listed in Section 3 may be reduced or eliminated by the Company without Employee's consent; (iii) the transfer of Employee to employment by any subsidiary or affiliate of the Company which is not a successor to the business operations of the Company unless agreed to in writing by Employee; (iv) the failure of Employee to be elected or appointed to a senior management position within both PIC and PICR; (v) the relocation of Employee's workplace from the Austin, Texas metropolitan area; (vi) the failure by an entity that is the survivor in a merger with the Company, or that acquires substantially all of the assets of the Company to assume the obligations under the Agreement;
         (vii) the action of the Company in giving Employee notice of intent not to renew the Agreement under Section 1 hereof; or (viii) after six (6) months following a change of control to an entity other than Murdock or any affiliate of Murdock and for a period of thirty (30) days thereafter, Employee's termination of this Agreement.

         10. LIQUIDATED DAMAGES. In the event that the Company (or either of them) shall terminate this Agreement other than For Cause or that Employee shall terminate this Agreement for Good Reason, then the Company shall be liable to Employee for liquidated damages in an amount equal to the total of the base salary to which Employee would have been entitled during the greater of (a) the remainder of the term of the employment under this Agreement or (b) one (1) year.

         11. SEVERANCE PAY. Notwithstanding the foregoing, if the Company terminates this Agreement for any of the reasons stated in Section 9(c) hereof, then Employee shall be entitled to receive, as his sole remedy severance pay in the amount of twelve (12) months base salary existing at the time of such termination.

         12. REMEDY FOR BREACH BY EMPLOYEE. Both parties recognize that the services to be performed by Employee are special and unique,. Accordingly, if Employee breaches the terms and conditions of this Agreement, or shall threaten a breach of any such terms and conditions, then the Company shall be entitled to institute legal and equitable proceedings in any court of competent jurisdiction and to obtain injunctive relief for a violation of Section 7 or 8 hereof, without the necessity of posting a bond, to protect itself from such breach and the Company shall be entitled to recover any and all costs and expenses, including reasonable counsel fees in enforcing this Agreement and the provisions of this Paragraph against Employee.

         13. INDEMNITY. To the fullest extent permitted by law, the Company shall indemnify Employee and hold him harmless for all acts or decisions made by him in good faith and in a

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manner a prudent person would believe to be in the best interest of the Company while performing services for the Company.

         14. SEVERABILITY. The Company and Employee hereby recognize and agree that because any breach of the provisions of this Agreement by Employee would result in irreparable harm and damage to the overall reputation of the Company and to its business and affairs, the restrictions set forth in this Agreement by which Employee has agreed to be bound, are reasonable, both as to the covenants of and the duties and restrictions accepted by Employee herein, including in terms of extent, time and geographic area. Therefore, whenever possible, Employee and the Company desire that each provision of this Agreement be interpreted in such a manner as to be effective, valid and enforceable under applicable law. However, if any of the covenants, duties or restrictions which Employee has accepted hereunder, or any other provisions of this Agreement would be deemed to be unreasonable (such as because any or all of them may be too broad) so that they would be unenforceable or invalid under such applicable law, then such paragraph, provision, covenant, duty or restriction shall be reformed in order to conform with such applicable law so that it shall bind Employee and the Company; such reformation to be which such provision shall be invalid or unenforceable, and the remainder of such covenant, duty, restriction, provision or paragraph shall continue to be binding and in full force and effect.

         15. NOTICES. Any notice, payment, request, instruction or other document to be delivered under this Agreement shall be deemed sufficiently given if in writing and delivered personally mailed by certified mail, postage prepaid, to Employee at its address listed above and to the Company at the address listed above or to any changed address that the parties may designate by like notice. The effective date of such notice shall be its mailing date.

         16. GUARANTY. By its signature hereto, Murdock does hereby fully guarantee to Employee the performance by the Company of the obligations to Employee arising under this Agreement as if Murdock were a party to this Agreement and agrees to be jointly and severally liable with PIC and PICR for such obligations.

         17.  MISCELLANEOUS.

              (a) Entire Agreement. This Agreement represents the entire understanding of the parties with respect to its subject matter and supersedes all prior agreements, written or oral, concerning the subject matter hereof and may not be changed or modified in any regard except by an instrument in writing and signed by a duly authorized officer of the Company and by Employee. No inferences shall be drawn from any variance between this Agreement and any prior written negotiations or letters of intent with respect to or drafts of this Agreement.

              (b) Binding Effect. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Company, and its successors, assigns and legal representatives. The rights and benefits of the Company under this Agreement shall be transferable and assignable to any business entity with which the Company may merge or to which it may transfer all or a substantial part of its



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         assets, and all the covenants and agreements hereunder shall ensure to the benefit of and be enforceable by the successors and assigns of any such transferee or assignee. The obligations of Employee shall be binding upon his heirs, executors, administrators and legal representatives.

              (c) Counterparts. This Agreement may be executed in one or more counterparts, each one of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

              (d) Non-Waiver. No delay or omission by the Company in enforcing any of the terms or conditions of this Agreement shall be construed as or constitute a waiver thereof or bar thereto, and no waiver of any breach hereunder shall be construed as or constitute a waiver of any other or subsequent breach or a bar to the enforcement of such terms or conditions on any future occasion.

              (e) Construction. This Agreement shall be deemed to be made under the laws of the State of Texas, for all purposes shall be governed by, enforced under and construed in accordance with the laws of said State, without regard to principles of conflicts of law, and shall be deemed performable in Austin,Texas.

              (f) Headings. Headings in this Agreement are for convenience of reference only and shall not be used to interpret or construe its provisions.


         IN WITNESS WHEREOF, the Company and Employee have caused this Agreement to be executed to take effect as an instrument under seal as of the day and year first above written.


                                              COMPANY:


                                              PRIORITY INTERNATIONAL
                                              COMMUNICATIONS, INC.



                                              By: /s/ Thomas E. Chaplin
January 28, 1999                              Name:  Thomas E. Chaplin
-----------------------------                 Title:  Chairman
DATE



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                                              PIC RESOURCES CORPORATION



                                              By: /s/ Thomas E. Chaplin
January 28, 1999                              Name:  Thomas E. Chaplin
-----------------------------                 Title:  Chairman
DATE




                                              EMPLOYEE:


January 28, 1999                              /s/ Bonner B. Hardegree
-----------------------------                 BONNER B. HARDEGREE
DATE


                                              GUARANTOR:


                                              MURDOCK  COMMUNICATIONS
                                              CORPORATION


                                              By:  /s/ Thomas E. Chaplin
January 28, 1999                              Name:  Thomas E. Chaplin
-----------------------------                 Title:  Chief Executive Officer
DATE











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